                                                                   EXHIBIT 10.17







                                                                    CONFIDENTIAL





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                                   AGREEMENT

                                      FOR

                               PURCHASE AND SALE

                             OF ASSETS RELATING TO

                         NEOSPORIN(R) AND POLYSPORIN(R)

                                 BY AND BETWEEN

                              GLAXO WELLCOME INC.

                                      AND

                         MONARCH PHARMACEUTICALS, INC.





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
                               TABLE OF CONTENTS

ARTICLE 1 CONVEYANCE OF ASSETS; OTHER AGREEMENTS...........................................2
 1.01  Assets to be Conveyed...............................................................2
 1.02  Trademarks to be Conveyed...........................................................3
 1.03  Purchase Price......................................................................3
 1.04  Payment.............................................................................3
 1.05  Existing Inventory of Products......................................................4
 1.06  Closing.............................................................................4
 1.07  Delivery of Documents...............................................................5
 1.08  Conveyance of Assets and Inventory..................................................6
 1.09  Scope of Monarch's Rights...........................................................6
 1.10  Supply Agreement....................................................................8
 1.11  Taxes...............................................................................9
 1.12  Tools, Dies, Molds..................................................................9
ARTICLE 2 ACCOUNTS RECEIVABLE AND RETURNED GOODS...........................................9
 2.01  Pre-Closing Accounts Receivable.....................................................9
 2.02  Post-Closing Accounts Receivable....................................................9
 2.03  Returned Goods......................................................................9
 2.04  Excess Returned Goods..............................................................10
ARTICLE 3 REGULATORY MATTERS..............................................................12
 3.01  Filings with FDA Regarding Transfer of NDAs........................................12
 3.02  Responsibility for the Products....................................................12
 3.03  Rebates for Amounts Paid under Government Programs.................................13
ARTICLE 4 REPRESENTATIONS AND WARRANTIES..................................................14
 4.01  Representations and Warranties of GW...............................................14
 4.02  Representations and Warranties of Monarch..........................................18
 4.03  Survival of Representations and Warranties.........................................20
 4.04  Certain Limitations................................................................20
ARTICLE 5 INDEMNIFICATION.................................................................21
 5.01  Indemnification by GW..............................................................21
 5.02  Indemnification by Monarch.........................................................21
 5.03  Payments...........................................................................22
 5.04  Conduct of Litigation..............................................................22
ARTICLE 6 MISCELLANEOUS...................................................................24
 6.01  Entire Agreement...................................................................24
 6.02  Counterparts.......................................................................24
 6.03  Brokerage and Other Commissions....................................................24
 6.04  Notices............................................................................25
 6.05  Assignment.........................................................................26
 6.06  Governing Law......................................................................26
 6.07  Headings...........................................................................26
 6.08  Expenses...........................................................................27
 6.09  Successors and Assigns.............................................................27
 6.10  Agreement to Take Necessary and Desirable Actions..................................27

6.11  No Implied Waiver.............................................................27
6.12  Force Majeure.................................................................27
6.13  Confidentiality...............................................................28
6.14  Relationship..................................................................28
6.15  Severability..................................................................28
6.16  Press Release.................................................................28
6.17  Affiliates....................................................................29
6.18  Waiver of Bulk Sales..........................................................29
6.19  Exhibits and Schedules........................................................29
6.20  Guaranty......................................................................29


SCHEDULES

Schedule 1        List of Product
Schedule 1.01(a)  Description of Know-How
Schedule 1.01(b)  Regulatory Approvals and Filings
Schedule 1.02     Trademarks
Schedule 1.04     Wiring Instructions to Glaxo Wellcome Inc.
Schedule 1.05     Inventory
Schedule 1.08 Liens, Claims, Charges, Encumbrances and Restrictions on the Assets and the Inventory
Schedule 1.09(c)  Active Ingredients for Identical Products
Schedule 4.01(f)  Litigation
Schedule 4.01(k)  Form 483s, Warning Letters, Etc.

EXHIBITS

Exhibit A - Note
Exhibit B - Security Agreement
Exhibit C - Bill of Sale
Exhibit D - Assignment and Assumption Agreement

                                   AGREEMENT

     THIS AGREEMENT, is dated and entered into as of November 14, 1997 (this "Agreement"), between GLAXO WELLCOME INC., a corporation organized and existing under the laws of the State of North Carolina, having a principal place of business at Five Moore Drive, Research Triangle Park, North Carolina 27709 ("GW") and MONARCH PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Tennessee, having a principal place of business at 355 Beecham Street, Bristol, Tennessee 37620 ("Monarch").

                                  WITNESSETH:

     WHEREAS, GW desires to sell to Monarch, and Monarch desires to purchase from GW, certain assets relating to GW's pharmaceutical products marketed under the Neosporin(R) and Polysporin(R) trademarks listed on Schedule 1 attached hereto (collectively, the "Products"), on the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, GW and Monarch hereby covenant, contract, and agree as follows:

                                   ARTICLE 1

                    CONVEYANCE OF ASSETS; OTHER AGREEMENTS

     1.01 ASSETS TO BE CONVEYED.

     On the Closing Date (as defined below), and subject to the terms and conditions of this Agreement, GW will sell, assign, convey, transfer, and deliver to Monarch, and Monarch will purchase and accept from GW, the following:

     (a) All of GW's right, title, and interest in the United States of America, its territories and possessions (the "Territory"), in and to the know-how relating to the production, manufacturing, packaging, release, validation, and stability of the Products as described or referenced in the documents and other materials set forth on Schedule 1.01(a) attached hereto (the "Know-How");

     (b) All of GW's right, title, and interest in and to the new drug applications (and other regulatory applications) for the Products set forth on
Schedule 1.1(b) attached hereto (collectively, the "NDAs"), including supplements, records, and reports that are required to be kept under 21 C.F.R.
Section 314.81 (or under any comparable regulation applicable to an abbreviated antibiotic drug application), whether issued, pending, or in draft form, together with correspondence to or from the United States Food and Drug Administration (the "FDA") which relates to the Products; and

     (c) Subject to Section 1.09 of this Agreement, the tradedress, if any, associated with the Products in the Territory, excluding any corporate or division name of GW or any of its Affiliates, any logo of GW or its Affiliates, and any trademark (other than the Trademarks, as defined in Section 1.02 below) of GW or any of its Affiliates (the "Tradedress").




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

     All of the assets described in Sections 1.01(a) - (c) are hereinafter sometimes referred to collectively as the "Assets."

     1.02 TRADEMARK RIGHTS TO BE ASSIGNED.

     On the Closing Date, and subject to the terms and conditions of this Agreement, GW will assign to Monarch all of GW's right, title, and interest in the Territory under the Trademark, Patent, Copyright and Know-How License Agreement dated as of June 30, 1996 between Warner-Lambert Company and GW (the "Warner-Lambert Agreement") in and to (and only in and to) the trademarks set forth on Schedule 1.02 attached hereto for use in the Prescription Field (as defined in the Warner-Lambert Agreement) (collectively, the "Trademarks").

     1.03 PURCHASE PRICE.

     The purchase price for the Assets and the Trademarks (the "Purchase Price") shall be (i) Five Million Five Hundred Thousand Dollars ($5,500,000) for the Assets and Trademark relating to Neosporin(R) and (ii) Three Million Six Hundred Thousand Dollars ($3,600,000) for the Assets and Trademark relating to Polysporin(R), resulting in an aggregate Purchase Price of Nine Million One Hundred Thousand Dollars ($9,100,000).

     1.04 PAYMENT.

     Monarch shall pay to GW the Purchase Price as follows: (i) One Million Dollars ($1,000,000) shall be paid to GW by Monarch by wire transfer of immediately available funds to the account specified in Schedule 1.04 attached hereto at the Closing (as defined below), and (ii) Monarch shall execute and deliver to GW at the Closing a promissory note in the original principal amount of Eight Million One Hundred Thousand Dollars ($8,100,000) in the form of Exhibit A attached hereto (the "Note"). To secure Monarch's obligations under the Note, Monarch shall execute and deliver to GW at the Closing a security agreement in the form of


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



Exhibit B attached hereto (the "Security Agreement") granting GW a security interest and lien on the collateral described therein.

     1.05 EXISTING INVENTORY OF PRODUCTS.

     On the Closing Date, GW will sell, assign, convey, and transfer to Monarch, and Monarch will purchase and accept from GW, all of GW's finished goods inventory of the Products as set forth on Schedule 1.05 attached hereto (the "Inventory"). The purchase price for the Inventory shall be Eight Hundred Seventy Three Thousand, Four Hundred Ten & 37/100 Dollars ($873,410.37), and shall be paid by Monarch to GW one hundred twenty (120) days after the Closing by wire transfer of immediately available funds to the account specified in Schedule 1.04. GW will begin shipping the Inventory on the Closing Date and will complete shipping of the Inventory within ten (10) business days after the Closing Date. All Inventory will be shipped at Monarch's expense to Monarch's facilities in Bristol, Tennessee or such other locations as the parties may mutually agree via a carrier designated by Monarch. GW shall bear the risk of loss to the Inventory until the Inventory has been delivered to the carrier designated by Monarch, thereafter Monarch shall bear the risk of loss to the Inventory. GW will provide to Monarch (i) upon shipment of the Inventory, GW's standard certificate of analysis for each batch of Product and
(ii) within ten (10) days of the initial shipment of each Product, a complete copy of one representative batch record for such Product.

     1.06 CLOSING.

     The closing of the transactions provided for in this Agreement (the "Closing") shall take place at 8:30 a.m. local time on November 14, 1997, or on such other date as GW and Monarch may agree in writing (the "Closing Date"), at the offices of GW located at Five Moore Drive, Research Triangle Park, North Carolina.


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



     1.07 DELIVERY OF DOCUMENTS.

     (a) Subject to the terms and conditions of this Agreement, GW will deliver to Monarch at the Closing (unless otherwise specified):

          (i) An irrevocable bill of sale in the form of Exhibit C hereto (the "Bill of Sale");

          (ii) An assignment and assumption agreement in the form of Exhibit D hereto regarding GW's right to the Trademarks under the Warner-Lambert Agreement (the "Assignment and Assumption Agreement");

          (iii) Copies of the materials comprising the Know-How described on
Schedule 1.01(a) all in accordance with a time frame and in a manner reasonably acceptable to the parties, but in no event later than thirty (30) days after the Closing Date; and

          (iv)  A complete copy of the NDAs and other materials described in
Section 1.01(b), all in accordance with a time frame and in a manner reasonably acceptable to the parties, but in no event later than thirty (30) days after the Closing Date.

     (b) Subject to the terms and conditions of this Agreement, Monarch will deliver to GW at the Closing:

          (i)    The Note

          (ii)   The Security Agreement; and

          (iii) Uniform Commercial Code Financing Statements in appropriate form for filing with the offices of the Tennessee Secretary of State and the Register of Deeds of Sullivan County, Tennessee listing Monarch as debtor and GW as secured party covering the collateral described in the Security Agreement.

     1.08 CONVEYANCE OF ASSETS AND INVENTORY.

     The Assets and the Inventory shall be transferred and conveyed to Monarch free and clear of all liens, claims, charges, encumbrances, or restrictions, except as specifically described on Schedule 1.08 attached hereto.

     1.09 SCOPE OF MONARCH'S RIGHTS.

     (a) Monarch hereby acknowledges and agrees that: (i) GW manufactures, sells, and distributes one or more pharmaceutical products outside of the Territory that are equivalent or substantially equivalent to the Products and that GW will continue to do so after the Closing Date; (ii) neither Monarch nor its Affiliates shall interfere with, or have the right to prohibit, the development, manufacture, sale, or distribution of the Products outside the Territory; (iii) Monarch will acquire no right, title, or interest whatsoever in any property or assets of GW or any of GW's Affiliates except as expressly set forth in this Agreement, including no right, title, or interest to any property or assets outside the Territory; (iv) neither Monarch nor its Affiliates shall use or disclose the Know-How outside of the Territory; and (v) neither Monarch nor its Affiliates shall manufacture, market, distribute, or sell any of the Products outside of the Territory or knowingly cause the Products to be manufactured, marketed, distributed, or sold outside the Territory.

     (b) Monarch acknowledges and agrees that GW and its Affiliates shall be entitled to use the Trademarks and the Know-How after Closing only to the extent necessary to fulfill GW's obligations hereunder, under the Supply Agreement (as defined below), or under applicable laws or regulations.

     (c) GW shall not, and shall not permit any of its Affiliates to, for a period of five (5) years from the Closing Date, except as provided in the Supply Agreement, sell, produce,

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




manufacture, market, or distribute in the Territory any products in the Prescription Field which contain the active ingredients set forth on Schedule 1.09(c) attached hereto ("Identical Products"); and neither GW nor its Affiliates shall knowingly cause the Products to be manufactured, marketed, distributed, or sold inside the Territory; provided, however, that this Section 1.09(c) shall not apply to any products produced, sold, manufactured, marketed, or distributed by any business (or any portion thereof), person, or group of persons, which is acquired by, or which acquires, or which forms a merger with GW or any of its Affiliates (whether through the formation of a new holding company or otherwise), in a single transaction or a series of related transactions. GW agrees that neither GW nor its Affiliates shall use or disclose the Know-How inside the Territory.

     (d) Nothing in this Section 1.09 shall prohibit (i) the manufacture, sale or distribution by or on behalf of GW of any Identical Products in the Non-Prescription Field (as defined in the Warner-Lambert Agreement) in the Territory or otherwise; (ii) the manufacture by GW or any of its Affiliates of any Identical Products in the Territory for sale or distribution outside the Territory; or (iii) the provision by GW or any of its Affiliates of assistance to the purchaser of any manufacturing facility previously owned by GW or any of its Affiliates that is of the type of assistance that is customarily provided by sellers of manufacturing facilities to purchasers of such facilities and that relates solely to manufacturing.

     (e) The parties acknowledge that the Inventory purchased under this Agreement and the Products to be supplied under the Supply Agreement may contain packaging and labeling with the names, logos, and trademarks of GW and its Affiliates (the "GW Packaging Materials"). Monarch may distribute such Inventory and Products with the GW Packaging Materials; however, Monarch shall not, and shall have no right to, use such names, logos, or trademarks for any other purpose and Monarch shall acquire no right, title, or interest in or to such names, logos, and trademarks

     (f) Notwithstanding Section 1.09(e) above, (i) Monarch shall use its reasonable best efforts to make all necessary arrangements as soon as possible so that Monarch will ship all Products (other than the Inventory) without the use of any GW Packaging Materials, including obtaining all necessary packaging and labeling materials to do so and related regulatory approvals and, in any event, by February 1, 1998, Monarch shall distribute all such Products without the use of any GW Packaging Materials, (ii) if any changes of packaging and labeling described in this subsection (f) render obsolete or unusable any packaging or labeling materials or components acquired by GW for the Products, then Monarch shall purchase from GW at GW's Acquisition Cost (as defined in the Supply Agreement) all such packaging and labeling materials or components rendered obsolete or unusable, and (iii) Monarch will purchase, at its expense, all tooling and/or equipment necessary to package and label the Products without GW Packaging Materials as contemplated by this subsection (f), except the tools, dies, molds, and the like used exclusively in the manufacture of the Products, if any, referenced in Section 1.12 of this Agreement.

     1.10 SUPPLY AGREEMENT.

     Contemporaneously with the execution of this Agreement, GW and Monarch are entering into a supply agreement (the "Supply Agreement") under which GW agrees to supply, and Monarch agrees to purchase, certain of the Products on the terms and conditions more specifically described therein, and which provides for certain other matters.

     1.11 TAXES.

     Monarch shall be responsible for and shall promptly pay all federal, state, and local transfer, sales, and other taxes, if any, levied or imposed as a result of the transactions contemplated by this Agreement, excluding any tax payable on any income or gain of GW.

     1.12 TOOLS, DIES, MOLDS.

     As soon as reasonably practicable after the Closing, GW will notify its component suppliers for the Products that GW's right, title, and interest in the tools, dies, molds, and the like used exclusively in the manufacture of such components, if any, have been transferred to Monarch. GW, upon the reasonable request of Monarch, will execute and deliver such instruments and documents as reasonably necessary to evidence such transfer.

                                   ARTICLE 2

                     ACCOUNTS RECEIVABLE AND RETURNED GOODS

     2.01 PRE-CLOSING ACCOUNTS RECEIVABLE.

     GW and Monarch agree that any accounts receivable or invoices arising out of sales of the Products by or on behalf of GW on or prior to 11:59 p.m. (E.S T.) on the Closing Date shall inure to the benefit of GW.

     2.02 POST-CLOSING ACCOUNTS RECEIVABLE.

     Monarch and GW agree that any accounts receivable or invoices arising out of sales of the Products by or on behalf of Monarch after 11:59 p.m. (E.S.T.) on the Closing Date shall inure to the benefit of Monarch.

     2.03 RETURNED GOODS.

     Except as otherwise expressly set forth below and subject to Monarch's timely compliance with its obligations set forth in this Section 2.03 and
Section 2.04, GW and Monarch agree that
during the one (1) year period immediately following the Closing Date, GW shall be responsible for handling returns of all Products that were sold by GW prior to the Closing Date and that are returned by customers for credit after the Closing Date. GW shall handle such returns during such period in accordance with its then applicable returned goods policy. Monarch agrees to provide GW with any information reasonably requested by GW from time to time regarding Monarch's selling prices for the Products in order to assist GW in its determination of the reimbursement prices for returned Products. Such information shall be provided by Monarch to GW promptly, and in any event within ten (10) days, after GW's written request therefor. In the event that during such one (1) year period any returns are delivered to Monarch, such returns shall be shipped by Monarch to GW and GW shall reimburse Monarch for the shipping costs incurred.

     2.04 EXCESS RETURNED GOODS.

     (a) Notwithstanding Section 2.03, or any other provisions of this Agreement, to the extent the aggregate amount of all credits for returned Products granted by GW from and after the Closing Date exceeds Six Hundred Thousand Dollars ($600,000) (the "Excess Aggregate Amount"), Monarch agrees to reimburse GW for the Excess Aggregate Amount promptly, and in any event within thirty (30) days, after written demand therefor by GW; provided, however, that any credits granted by GW for any Products as a result of any product withdrawal or recall by GW (other than a withdrawal or recall resulting from acts or omissions of Monarch, its Affiliates, or their respective employees, agents, or distributors) shall not be included for purposes of determining whether credits for returned goods granted by GW in respect of the Products exceed the Excess Aggregate Amount. GW shall submit to Monarch any request for an Excess


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


Aggregate Amount within one hundred twenty (120) days following the end of the one (1) year period described in Section 2.03.

     (b) From time to time during the one (1) year period described in Section 2.03, but no more than once every ninety (90) calendar days from the Closing Date, GW, upon Monarch's written request, shall provide Monarch with information related to aggregate amounts of credits extended for returned Products and the methodology of calculating the same. In the event GW claims that an Excess Aggregate Amount is owed to it, then Monarch shall have ten (10) days within which to request in writing an audit (either by Monarch or its duly authorized agents) of GW's records relative to the claimed Excess Aggregate Amount. Further, if Monarch requests such an audit in accordance with this Section, then GW shall permit Monarch or its duly authorized agents to audit all necessary and reasonable information related to the actual goods returned and GW's valuation of such goods in order to confirm the accuracy of the claimed Excess Aggregate Amount. All persons or entities conducting or involved in such audit shall execute a written agreement to maintain in confidence all information obtained during the course of any such audit except for disclosure to Monarch. Each such audit shall be conducted during GW's normal business hours. In no event shall such audit exceed three (3) business days in duration, and in all cases Monarch shall use its reasonable efforts to ensure that such audits are conducted so as not to interfere with the normal and ordinary operation of GW's business. Monarch shall be responsible for all of its and its agents' costs and expenses incurred in connection with such audit. In the event of an audit regarding an Excess Aggregate Amount pursuant to this Section 2.04(b), the date on which the payment of such Excess Aggregate Amount is due pursuant to Section 2.04(a) shall be postponed until such audit is completed or is required to be completed pursuant to this Section 2.04(b).


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


                                   ARTICLE 3

                              REGULATORY MATTERS

     3.01  FILINGS WITH FDA REGARDING TRANSFER OF NDAS.

     At the Closing, the parties shall file with the FDA the information required pursuant to 21 C.F.R. Section 314.72, or any successor regulation thereto, regarding the transfer of the NDAs from GW to Monarch. GW shall file the information required of a former owner, and Monarch shall file the information required of a new owner. The parties also agree to use their reasonable best efforts to take any and all other actions required by the FDA, or other necessary governmental agencies, if any, to effect the transfer of the NDAs from GW to Monarch. GW may retain an archival copy of the NDAs, including supplements and records that are required to be kept under 21 C.F.R. Section 314.81, and GW shall treat such archived copies as Confidential Information (as defined in the Supply Agreement) of Monarch and disclosure of such information shall be governed by the Supply Agreement.

     3.02 RESPONSIBILITY FOR THE PRODUCTS.

     (a) After the Closing, Monarch shall assume all regulatory responsibilities permitted by applicable laws and regulations to be assumed by Monarch, reporting and otherwise, in connection with the Products and the NDAs including, but not limited to, responsibility for reporting any adverse drug experiences in connection with the Products, and responsibility for compliance with the Prescription Drug Marketing Act of 1987, as the same may be amended from time to time.

     (b) Monarch and its Affiliates agree promptly to submit to GW all adverse drug experience information or customer complaints brought to the attention of Monarch or its Affiliates in respect of the Products, as well as any material events and matters concerning or affecting the safety or efficacy of the Products. GW and its Affiliates agree promptly to submit to Monarch all adverse drug experience information or customer complaints brought to the attention of GW or its Affiliates in respect of the Products, as well as any material events and matters concerning or affecting the safety or efficacy of the Products. Monarch and GW agree to determine promptly after Closing a mutually agreeable reporting procedure to communicate the information required by this Section 3.02(b).

     (c) After the Closing, Monarch shall assume all responsibility for any and all FDA fee obligations for holders or owners of approved New Drug Applications and approved, marketed prescription drug products relating to the Products, including, but not limited to, those defined under the Prescription Drug User Fee Act of 1992, as the same may be amended from time to time.

     (d) Promptly after the Closing, Monarch shall take all actions necessary or required under applicable laws, rules, and regulations, to reflect that the Assets are owned by Monarch and that Monarch has responsibility therefor.

     (e) After the Closing, GW shall direct all complaints or inquiries concerning the Products in the Territory to Monarch to the attention of Medical Affairs Department, at facsimile number 423-989-6137

     3.03 REBATES FOR AMOUNTS PAID UNDER GOVERNMENT PROGRAMS.

     Monarch shall reimburse GW for all rebates GW is obligated to pay pursuant to any government rebate program for amounts charged to GW's NDC codes for the Products with respect to sales of the Products from thirty (30) days after the Closing Date. All payments due under this Section 3.03 shall be made promptly to GW upon submission to Monarch of invoices that describe the requested payments in reasonable detail. Monarch shall obtain new NDC codes for the Products as soon as practicable after the Closing Date. In the event Monarch disputes an amount owed under a government rebate program, GW shall provide to Monarch copies of any documents and records evidencing original rebate claims and any resubmissions of such claims and data relating to unit rebate calculations in order to enable Monarch to resolve such disputed amount.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     4.01 REPRESENTATIONS AND WARRANTIES OF GW.

     GW makes the following representations and warranties. The phrase "to the knowledge of GW" or any substantially equivalent phrase, as used in this
Article 4, shall mean to the actual knowledge of officers and directors of GW after reasonable inquiry.

     (a) ORGANIZATION AND STANDING. GW is a corporation duly organized, validly existing, and in good standing under the laws of the State of North Carolina.

     (b) POWER AND AUTHORITY. GW has all requisite corporate power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated herein and therein. The execution, delivery, and performance of this Agreement by GW does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of GW's Articles of Incorporation, Bylaws, any law or regulation applicable to GW, or any agreement, mortgage, lease, instrument, order, judgment, or decree to which GW is a party or by which GW is bound or result in the creation or acceleration of any lien, charge, security interest, or other encumbrance on the Assets.

     (c) CORPORATE ACTION; BINDING EFFECT. GW has duly and properly taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution, delivery, and performance of this Agreement, the Bill of Sale, the Supply Agreement, and the Assignment and Assumption Agreement (collectively, the Bill of Sale, the Supply Agreement, and the Assignment and Assumption Agreement are referred herein to as the "Collateral Agreements"), and the other instruments to be executed and delivered by it pursuant hereto and the consummation of transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by GW and constitutes, and the Collateral Agreements and the other instruments contemplated hereby when duly executed and delivered by GW will constitute, legal, valid, and binding obligations of GW enforceable against it in accordance with their respective terms, except as enforcement may be affected by bankruptcy, insolvency, or other similar laws and by general principles of equity.

     (d) CONSENTS. No consent or approval of, or filing with or notice to, any federal, state, or local governmental or regulatory authority, agency, or department or any other person not a party to this Agreement is required or necessary to be obtained by GW or on its behalf in connection with the execution, delivery, and performance of this Agreement or to consummate the transactions contemplated hereby, except as contemplated by Section 3.01 hereof

     (e) OWNERSHIP OF ASSETS. GW is the owner of the Assets described in Sections 1.01(b) and 1.01(c) and, to GW's knowledge, the Assets described in
Section 1.01(a), free and clear of all liens, claims, charges, or encumbrances, except for liens for taxes not yet due and payable and except as described on
Schedule 1.08 attached hereto

     (f) LITIGATION OR DISPUTES. Except as disclosed in Schedule 4.01(f) attached hereto, there is no claim, outstanding commitment to any governmental regulatory agency, action, suit, proceeding, investigation, or arbitration pending or, to GW's knowledge, threatened against GW relating to the Assets or the Trademarks, and GW is not in violation of or in default with respect to any applicable law, rule, regulation, judgment, order, writ injunction, award, or decreee of any arbitrator, court, or administrative body, the result of any of which, either individually or cumulatively, would have a materially adverse effect on the Assets or the Trademarks in the Territory or GW's compliance with and perforance under the terms of this Agreement or the Collateral Agreements.

     (g) TRADEMARKS; INTELLECTURAL PROPERTY. Schedule 1.02 attached hereto is a true and correct list of all trademarks used by GW in the manufacture, marketing, and sale of the Products in the Territory. The Trademarks are the only trademarks used in connection with or otherwise necessary for the conduct of GW's business as now conducted for the Products in the Territory. GW owns no patents necessary for the doncudt of GW's business as now conducted for the Products in the Territory. GW has not received any notice of any claim that any of the Assets or the Trademarks infringe on any property rights of any other party. There is no claim, action, suit, or proceeding, pending or, to GW's knowledge, threatened alleging that the use by GW or its Affiliates of the Trademarks or the Know-How infringes any parents or other intellectual property rights of third parties. GW has not executed or granted to any Affiliate or any third party in the Territory any license, sublicense, or contract covering the Trademarks or the Know-How.

     (h) COMPLIANCE WITH LAW. GW has, to its knowledge, conducted its operations in connection with the manufacture and sale of the Products in material compliance with all applicable federal, state, and local laws and regulations, including FDA regulations, and possesses all approvals, consents, licenses, and permits required for the conduct of its business as now conducted for the Products or as will be necessary to perform its obligations under the Supply Agreement.

     (i) WARRANTY AND DISCLAIMER OF WARRANTIES. GW warrants that the Inventory was manufactured in accordance with the then-applicable specifications for the Products and in accordance with current good manufacturing practices in effect at the time of manufacture. GW further warrants that the Inventory, when delivered to Monarch, will not be (i) adulterated or misbranded by GW within the meaning of the United States Federal Food, Drug and Cosmetic Act, as amended (the "FD&C Act") or (ii) an article that may not be introduced into interstate commerce under the provisions of Sections 404 or 505 of the FD&C Act. Set forth on Schedule 1.05 attached hereto is a list accurate in all material respects of the expriation dates of the Inventory. WITH RESPECT TO THE INVENTORY, GW MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, AND SPECIFICALLY MAKES NO WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE.

     (j) RECALLS OR WITHDRAWALS. During the period commencing on June 30, 1996, and ending on the date hereof, there have been no: (i) Products which have been recalled or withdrawn by GW or its Affiliates in the Territory (whether voluntarily or otherwise) or (ii) proceedings in the Territory brought against GW or its Affiliaits (whether such proceedigns have since been completed or remain pending) seeking the recall, withdrawal or seizure of any of the Products or seeking to enjoin GW or any of its Affiliates from distributing such Products.

     (k) FACILITIES AND MANUFACTURING. Except as set forth on Schedule 4.01(k) attached hereto, and only to the extent it could have a material adverse effect on the Assets or GW's performance hereunder or under any of the Collateral Agreements, during the period commencing on June 30, ]996, and ending on the date hereof, with respect only to the Products, neither GW nor its Affiliates have received or been subject to: (i) any FDA Form 483's relative to the Products; (ii) any FDA Notices of Adverse Findings relative to the Products; or (iii) warning letters or other correspondence from the FDA or any other governmental officials or agencies concerning the Products in which the FDA or other such governmental officials or agencies asserted that the operations of GW were not in compliance with applicable law, regulations, rules, or guidelines.

     (l) Since June 30, 1996, GW has conducted its business relating to the Products in the ordinary course of its business in all material respects and, since June 30, 1996, through the date hereof, GW has not offered any extraordinary rebates, discounts, or any other promotion or marketing incentives relating to the Products other than in the ordinary course of its business.

     4.02 REPRESENTATIONS AND WARRANTIES OF MONARCH.

     Monarch represents and warrants to GW as follows:

     (a) ORGANIZATION AND STANDING. Monarch is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee.

     (b) POWER AND AUTHORITY. Monarch has all requisite corporate power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated herein and therein. The execution, delivery, and performance of this Agreement by Monarch does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Monarch's Articles of Incorporation, Bylaws, any law or regulation applicable to Monarch, or any agreement, mortgage, lease, instrument, order, judgment, or decree to which Monarch is a party or by which Monarch is bound.

     (c) CORPORATE ACTION; BINDING EFFECT. Monarch has duly and properly taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution, delivery, and performance by it of this Agreement, the Note, the Security Agreement, the Collateral Agreements, and the other instruments to be executed by it pursuant hereto and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Monarch and constitutes, and the Collateral Agreements and the other instruments contemplated hereby when duly executed and delivered by Monarch will constitute, legal, valid, and binding obligations of Monarch enforceable against it in accordance with their respective terms, except as enforcement may be affected by bankruptcy, insolvency, or other similar laws and by general principles of equity

     (d) ACCESS TO INFORMATION. After the Closing, Monarch agrees to cooperate with GW and to grant to GW and its employees, attorneys, accountants, officers, representatives, and agents, during normal business hours and upon ten (10) days' advance notice, reasonable access to Monarch's management personnel and to the records relating to the Products (including, without limitation, the NDAs) and to permit copying at GW's expense or, where reasonably necessary, to loan original documents relating to the Assets during the period the Assets were owned by GW for the sole purposes of (i) any financial reporting or tax: matters (including, without limitation, any financial and tax audits, tax contests, tax examination, preparation of any GW tax returns or financial records) relating to the Products; (ii) any claims or litigation involving GW and the Assets relating to the Products; (iii) any investigation of GW being conducted by any federal, state, or local governmental authority relating to the Products; (iv) any matter relating to any indemnification or representation or warranty or any other term of this Agreement; or (v) any similar or related matter. Monarch shall maintain all such records and documents in the United

States and shall not destroy or dispose of any such records and documents without the prior written consent of GW. GW shall use its reasonable efforts to ensure that its access to and requests for records and documents pursuant to this Section are conducted so as not to interfere with the normal and ordinary operation of Monarch's business. GW acknowledges that the records and documents made available to GW by Monarch pursuant to this Section constitute Confidential Information (as defined in the Supply Agreement) of Monarch and disclosure of such information shall be governed by the Supply Agreement.

     (e) CONSENTS. No consent or approval of, or filing with or notice to, any federal, state, or local governmental or regulatory authority, agency, or department or any other person not a party to this Agreement is required or necessary to be obtained by Monarch or on its behalf in connection with the execution, delivery, and performance of this Agreement or to consummate the transactions contemplated hereby, except as contemplated by Section 3.01 hereof.

     4.03 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The representations, warranties, and indemnities of the parties hereto contained in this Article 4 and in Article 5 shall survive the Closing Date for a period equal to three (3) years, except that Section 4.01(e) (Ownership of Assets) and the indemnification with respect thereto shall survive the Closing Date for a period equal to five (5) years.

     4.04 CERTAIN LIMITATIONS.

     GW does not make any representation or warranty as to the business prospects of the Products. Monarch has conducted its own review and analysis, as it deemed necessary and appropriate, of the business prospects of the Products and is not relying on any representations or warranties from GW as to the business prospects.

                                   ARTICLE 5

                                INDEMNIFICATION

     5.01 INDEMNIFICATION BY GW.

     (a) GW hereby indemnifies, defends, and holds harmless Monarch from and against any and all damage, loss, liability, and expense (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Indemnified Amounts") arising out of any misrepresentation or breach of warranty, covenant, or agreement made or to be performed by GW pursuant to this Agreement or the Collateral Agreements; provided, however, that GW shall not have any obligation to indemnify Monarch from and against any Indemnified
Amounts: (i) until Monarch has incurred Indemnified Amounts in excess of a Fifty Thousand Dollar ($50,000) deductible (after which point GW will be obligated only to indemnify Monarch from and against further such Indemnified Amounts) or thereafter (ii) to the extent the Indemnified Amounts Monarch has incurred exceed a Four Million Five Hundred Fifty Thousand Dollar ($4,550,000) aggregate ceiling (after which point GW will have no obligation to indemnify Monarch from and against further such Indemnified Amounts).

     (b) GW shall not be liable under this Section 5.01 for any settlement effected without its consent of any claim, litigation, or proceeding in respect of which indemnity may be sought hereunder, which consent shall not unreasonably be withheld.

     5.02 INDEMNIFICATION BY MONARCH.

     (a) Monarch hereby indemnifies, defends, and holds harmless GW from and against any and all Indemnified Amounts arising out of any misrepresentation or breach of warranty, covenant, or agreement made or to be performed by Monarch pursuant to this Agreement or the Collateral Agreements; provided, however, that Monarch shall not have any obligation to indemnify GW from and against any Indemnified Amounts until GW has incurred Indemnified Amounts in excess of a Fifty Thousand Dollar ($50,000) deductible (after which point Monarch will be obligated only to indemnify GW from and against further such Indemnified Amounts).

     (b) Monarch shall not be liable under this Section 5.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought, which consent shall not unreasonably be withheld.

     5.03 PAYMENTS.

     All amounts payable under this Article 5 shall be paid promptly after receipt by the indemnifying party of written notice from the indemnified party stating that such Indemnified Amounts have been incurred, the amount thereof and of the related indemnity payment and substantiation of such amount and such indemnity payment; provided, however, any disputed amounts shall be due and payable promptly after such amounts are finally determined to be owing by the indemnifying party to the indemnified party.

     5.04 CONDUCT OF LITIGATION.

     Each party indemnified under the provisions of this Agreement, upon receipt of written notice of any claim or the service of a summons or other initial legal process upon it in any action instituted against it, in respect of the agreements contained in this Agreement, shall promptly give written notice of such claim, or the commencement of such action, or threat thereof, to the party from whom indemnity shall be sought hereunder; provided, however, the failure to provide such notice within a reasonable period of time shall not relieve the indemnifying party of any of its obligations hereunder except to the extent the indemnifying party is prejudiced by such failure. Each indemnifying party shall be entitled at its own expense to participate in the defense of such claim or action, or, if it shall elect, to assume such defense, in which event such defense shall be conducted by counsel chosen by such indemnifying party, which counsel may be any counsel reasonably satisfactory to the indemnified party against whom such claim is asserted or who shall be the defendant in such action, and such indemnified party shall bear all fees and expenses of any additional counsel retained by it or them. Notwithstanding the immediately preceding sentence, if the named parties in such action (including impleaded parties) include the indemnified and the indemnifying parties, and the indemnified party shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of such action or that there are legal defenses available to such indemnified party different from or in addition to those available to the indemnifying party, then counsel for the indemnified party shall be entitled, if the indemnified party so elects, to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party, at the expense of the indemnifying party, if it is determined by agreement of the indemnifying party and the indemnified party or by a court of competent jurisdiction that the indemnified party is entitled to indemnification hereunder for the Indemnified Amounts giving rise to such action. If the indemnifying party shall elect not to assume the defense of such claim or action, such indemnifying party shall reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by it, and shall be bound by the results obtained by the indemnified party in respect of such claim or action if it is determined by agreement of the indemnifying party and the indemnified party or by a court of competent jurisdiction that the indemnified party is entitled to indemnification hereunder for the Indemnified Amounts giving rise to such action, provided, however, that no such claim or action shall be settled without the written consent of the indemnifying party.

                                   ARTICLE 6

                                 MISCELLANEOUS

     6.01 ENTIRE AGREEMENT.

     This Agreement, the Note, the Security Agreement, and the Collateral Agreements constitute the entire agreement between GW and Monarch with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement or any provision hereof cannot be amended, changed, supplemented, or waived except in a writing signed by each of the parties hereto.

     6.02 COUNTERPARTS.

     This Agreement and any amendment or supplement hereto may be executed in several counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

     6.03 BROKERAGE AND OTHER COMMISSIONS.

     GW and Monarch each represent and warrant to the other that all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by each directly with the other without intervention of any broker, finder, or other intermediary and that, subject to the provisions of Article 5, each indemnifies the other and holds it harmless against any claim against the other for brokerage or other commissions relating to this Agreement or to the transactions contemplated hereby by any person claiming to have been engaged as a broker or finder by the indemnifying party.

     6.04 NOTICES.

     All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by: (a) registered or certified mail, return receipt requested; (b) a nationally recognized courier service guaranteeing next-day delivery, charges prepaid; or
(c) facsimile (with the original promptly sent by any of the foregoing manners). Any such notices shall be addressed to the receiving party at such party's address set forth below, or at such other address as may from time to time be furnished by similar notice by either party.

     If to GW:

     Glaxo Wellcome Inc.
     Five Moore Drive
     Research Triangle Park, North Carolina 27709
     Attention: Company Secretary
     Facsimile No.: 919-483-0265


     If to Monarch:

     Monarch Pharmaceuticals, Inc.
     355 Beecham Street
     Bristol, Tennessee 37620
     Attention: President
     Facsimile No.: 423-989-8136


     With a copy to:

     King Pharmaceuticals, Inc.
     501 Fifth Street
     Bristol, Tennessee 37620
     Attention: Legal Department
     Facsimile No.: 423-989-6282

     Any such notice or communication shall be effective upon such personal delivery or delivery to such courier, upon transmission by facsimile, or three
(3) days after it is sent by such
registered or certified mail, as the case may be. Copies shall be sent in the same manner as originals.

     6.05 ASSIGNMENT.

     Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that either party may assign its rights and obligations under this Agreement, without the prior written consent of the other party, to an Affiliate or to a successor of the assigning party's business by reason of merger, sale of all or substantially all of its assets or similar transaction, provided that such successor agrees in writing to be bound by this Agreement. Such consent shall not be unreasonably withheld. Any purported assignment without a required consent shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either party of its responsibility for the performance of any obligation which accrued prior to the effective date of such assignment. For the avoidance of doubt, the parties acknowledge that no consent of GW shall be required for the sale by Monarch of the Assets.

     6.06 GOVERNING LAW.

     THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED IN ALL RESPECTS UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     6.07 HEADINGS.

     The table of contents and all headings used in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     6.08 EXPENSES.

     All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     6.09 SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

     6.10 AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS.

     GW and Monarch each agree to execute and deliver such other documents, certificates, agreements, and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     6.11 NO IMPLIED WAIVER.

     No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver; nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights and remedies granted herein shall be cumulative and in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     6.12 FORCE MAJEURE.

     Any delay in the performance of any of the obligations of either party hereto (except the payment of money owed) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay is due to: acts of God, weather, fire, explosion; invasion, riot or other civil unrest; governmental laws, orders, restrictions, actions, embargoes or blockades; national or regional emergency, injunction, strikes, lock-outs, labor trouble or other industrial disturbances; inability to obtain or interruption of materials, labor, containers, fuel or transportation; or any other cause beyond the control of the affected party. The party so affected shall give prompt notice to the other party of such cause and shall use its reasonable efforts to relieve the effect of such cause as rapidly as possible.

     6.13 CONFIDENTIALITY.

     GW and Monarch have entered into a Confidential Disclosure Agreement dated as of May 30, 1996 and a Confidential Disclosure Agreement dated November 3, 1997 (collectively, the "Disclosure Agreement").

     6.14 RELATIONSHIP.

     Nothing in this Agreement shall be deemed to create an agency, joint venture, amalgamation, partnership, or similar relationship between Monarch and GW.

     6.15 SEVERABILITY.

     In case any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, or enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     6.16 PRESS RELEASE.

     On the Closing Date, the parties shall issue a joint press release regarding the sale of the Assets, and GW shall, in cooperation with Monarch, inform any customer who places a purchase order with GW for the Products that the Assets have been sold to Monarch. As soon as practicable after the Closing, GW shall send to all of its current wholesalers and distributors a letter, in form and substance mutually agreeable to GW and Monarch, on GW letterhead informing them of the sale of the Assets to Monarch.

     6.17 AFFILIATES.

     As used in this Agreement, "Affiliate" shall mean any corporation or non-corporate entity that controls, is controlled by, or is under common control with the party. A corporation or non-corporate entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation or (A) in the absence of the ownership of at least of fifty percent (50%) of the voting stock of a corporation or (B) in the case of a non-corporate entity, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.

     6.18 WAIVER OF BULK SALES.

     GW and Monarch waive compliance with any bulk sales law or similar law in connection with the consummation of the transactions contemplated herein.

     6.19 EXHIBITS AND SCHEDULES.

     All Exhibits and Schedules referred to herein form an integral part of this Agreement and are incorporated into this Agreement by reference.

     6.20 GUARANTY.

     King Pharmaceuticals, Inc., a Tennessee corporation ("King"), irrevocably and unconditionally guarantees the full and punctual performance of all of the obligations of Monarch (or any Affiliate to whom Monarch assigns any right or obligation under this Agreement) contained in or arising out of this Agreement, the Note, the Security Agreement, and the Assignment and Assumption Agreement, including, but not limited to, payment when due of all amounts owed by Monarch to GW hereunder and thereunder. This is a guaranty of payment and performance and not of collection.

     King consents and agrees that, without the necessity of any reservation of rights against it, the whole or any part of the security now or hereafter held for the Note may be exchanged, compromised, or surrendered from time to time; the time or place of payment of the Note or of any security therefor may from time to time be extended, in whole or in part, to a time certain or otherwise, and may be renewed, in whole or in part; Monarch may be granted indulgences generally; and any of the provisions of this Agreement, the Note, the Security Agreement, or the Assignment and Assumption Agreement may be modified or waived, all without notice to or further assent by King, who shall remain bound, notwithstanding any such exchange, compromise, surrender, extension, renewal, modification, indulgence, or release.

     King expressly waives: (a) presentment and demand for payment of the Note or of payment or performance under this Agreement or the Security Agreement;
(b) protest and notice of dishonor or of default to King or to any other party with respect to the Note or with respect to any security therefor; (c) any diligence in collecting the Note or this guaranty or protecting or realizing upon any security therefor; (d) any duty or obligation on the part of GW to ascertain the validity, extent, or nature of any security for the Note, or any insurance or other rights respecting such security, or the liability of any party primarily or secondarily liable for payment of the Note or liable upon any security therefor, or to take any steps or action to safeguard, protect, handle, obtain, or convey information respecting, or otherwise follow in any manner, any such security, insurance, or other rights; (e) any duty or obligation on GW to proceed to collect payment of the Note from, or to commence an action against, Monarch or any other person, or to resort to any security despite any notice or request of King to do so; (f) any rights of King pursuant to North

Carolina General Statute Chapter 26 or any similar or subsequent law; (g) all other notices to which King might otherwise be entitled; (h) any defense relative to the financial condition of Monarch; and (i) demand for payment or performance under this guaranty.

     Until all obligations of Monarch under this Agreement, the Note, the Security Agreement, and the Assignment and Assumption Agreement shall have been fully paid to GW or otherwise performed, King shall not be released by any act or thing which might, but for this provision, be deemed a legal or equitable discharge of a surety, or by reason of any waiver, extension, modification, forebearance or delay or other act or omission of GW or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted or circumstance which may or might vary the risk or affect the rights or remedies of King, or by reason of any further dealings between Monarch and King, and King hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, agreements, or waivers; it being the purpose and intent of King and GW that the obligations of King hereunder are absolute and unconditional under any and all circumstances. Upon the payment of all such obligations, GW agrees to take such action as may be required by the Security Agreement.

     This guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment of any of the obligations under the Note or any security therefor, or any part thereof, is rescinded or must otherwise be restored or returned by GW upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Monarch, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Monarch or any substantial part of its property, or otherwise, all as though such payments had not been made.

     King is executing this Agreement for the sole purpose of agreeing to its guaranty obligations set forth in this Section 6.20. Monarch and King represent and warrant to GW that Monarch is a wholly-owned subsidiary of King.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                    GLAXO WELLCOME INC.

                                    By: /s/ Dean J. Mitchell
                                       ----------------------------------------
                                    Name:   Dean J. Mitchell
                                    Title:  Vice President


                                    MONARCH PHARMACEUTICALS, INC.

                                    By: /s/ John Bellamy
                                       ----------------------------------------
                                    Name:   John Bellamy
                                    Title:  Authorized Agent


                                    KING PHARMACEUTICALS, INC.

                                    By: /s/ Jefferson J. Gregory
                                       ----------------------------------------
                                    Name:   Jefferson J. Gregory
                                    Title:  President